Exhibit 99.1

For immediate release	August 14, 2024

Crown Crafts Announces Financial Results for First Quarter Fiscal 2025

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) today reported results for the first quarter of fiscal year 2025, which ended June 30, 2024.

First Quarter Summary

●	Net sales of $16.2 million, compared with $17.1 million in the prior-year quarter

●	Gross profit was 24.5% of net sales in the current quarter, 27.7% in the prior-year quarter

●	Net loss of $322,000, or $0.03 per share

●

Net loss includes expenses of approximately $244,000 ($193,000 after tax, or $0.02 per share) associated with the closure of the Company’s subsidiary in the United Kingdom, and approximately $116,000 ($90,000 after tax, or $0.01 per share) of costs associated with the acquisition of Baby Boom Consumer Products (“Baby Boom”)

Subsequent to the End of First Quarter

●	Acquired Baby Boom

●	Declared quarterly dividend of $0.08 per share of Series A common stock

“Our first quarter fiscal 2025 results were impacted by the prolonged inflationary pressures facing consumers limiting their discretionary income and certain nonroutine costs that resulted in a small loss for the quarter. We are encouraged by the performance of our bedding segment and we believe that our future holds many exciting opportunities," said Olivia Elliott, President and Chief Executive Officer. “Our acquisition of Manhattan Toy expanded our distribution channels, and we continue to receive positive feedback on the new product development by Manhattan Toy. We also are very excited about our recent acquisition of Baby Boom, which enhances our presence in the toddler bedding segment, and expands our product lineup with the addition of diaper bags. Baby Boom currently licenses some of the most popular brands and we expect the Baby Boom acquisition to be immediately accretive to earnings. Overall, we will continue our efforts to manage our cost structure in the near-term and to position our brands to capitalize when macroeconomic conditions improve.”

First Quarter Fiscal 2025 Results

Net sales for the first quarter of fiscal 2025 were $16.2 million, compared with $17.1 million in the prior-year quarter. The decline in sales is primarily due to a major retailer reducing inventory levels and the loss of a program at another major retailer.

Gross profit was 24.5% of net sales, compared with 27.7% in the first quarter of 2024. The reduction in gross profit relates to the timing of purchases, causing an unfavorable change in the absorption of costs into inventory. Marketing and administrative expenses were $4.3 million, compared with $4.0 million in the first quarter of the prior year. Fiscal 2025 includes $244,000 associated with the closure of the Company’s subsidiary in the United Kingdom and $116,000 in costs associated with the Baby Boom acquisition. Net loss for the quarter was $322,000, or $0.03 per share, compared with net income of $366,000, or $0.04 per diluted share in the prior-year quarter.

Quarterly Cash Dividend

The Company also announced that its Board of Directors declared a quarterly cash dividend on the Company’s Series A common stock of $0.08 per share, which will be paid on October 4, 2024 to stockholders of record at the close of business on September 13, 2024.

Conference Call

The Company will host a teleconference today at 8:00 a.m. Central Daylight Time to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions. To join the teleconference, dial (844) 861-5504 and ask to join the Crown Crafts call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website. A telephone replay of the teleconference will be available one hour after the end of the call through 4:00 p.m. Central Daylight Time on November 15, 2024. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and enter replay access code 1632569.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products. Founded in 1957, Crown Crafts is one of America’s largest producers of infant bedding, toddler bedding, bibs, toys and disposable products. The Company operates through its three-wholly owned subsidiaries, NoJo Baby & Kids, Inc. and Sassy Baby, Inc. and Manhattan Toy Europe Limited, which market a variety of infant, toddler and juvenile products under Company-owned trademarks, as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores and juvenile specialty stores. For more information, visit the Company’s website at www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Craig J. Demarest

Vice President and Chief Financial Officer

(225) 647-9118

cdemarest@crowncrafts.com

Investor Relations:

Three Part Advisors
Steven Hooser, Partner, or John Beisler, Managing Director
(817) 310-8776

CROWN CRAFTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

SELECTED FINANCIAL DATA

In thousands, except percentages and per share amounts

(Unaudited)

	Three-Month Periods Ended
	June 30, 2024	July 2, 2023
Net sales	$16,212	$17,123
Gross profit	3,966	4,742
Gross profit percentage	24.5%	27.7%
Marketing and administrative expenses	4,263	4,046
(Loss) Income from operations	(297)	696
(Loss) Income before income tax expense	(386)	506
Income tax expense	(64)	140
Net (loss) income	(322)	366
Basic (loss) earnings per share	$(0.03)	$0.04
Diluted (loss) earnings per share	$(0.03)	$0.04

Weighted Average Shares Outstanding:
Basic	10,311	10,154
Diluted	10,311	10,163

CONSOLIDATED BALANCE SHEETS

SELECTED FINANCIAL DATA

In thousands

	(Unaudited)
	June 30, 2024	March 31, 2024
Cash and cash equivalents	$1,103	$829
Accounts receivable, net of allowances	15,822	22,403
Inventories	30,610	29,709
Total current assets	49,037	54,824
Operating lease right of use assets	14,071	14,949
Finite-lived intangible assets - net	2,724	2,872
Goodwill	7,926	7,926
Total assets	$76,359	$82,706

Operating lease liabilities, current	3,663	3,587
Total current liabilities	12,618	10,461
Long-term debt	1,466	8,112
Operating lease liabilities, noncurrent	11,217	12,138

Shareholders’ equity	50,656	51,601
Total liabilities and shareholders’ equity	$76,359	$82,706